Exhibit 99.1

MESABI TRUST PRESS RELEASE

September 26, 2025 @ 04:30 PM Eastern Daylight Time

NEW YORK--(BUSINESS WIRE)

Commencement of Arbitration

On September 26, 2025, Mesabi Trust initiated arbitration against Northshore Mining Company (“Northshore”) and its parent, Cleveland Cliffs Inc. (“Cliffs”) and (Northshore and Cliffs, jointly, the “Operator”), the lessee/operator of the leased lands.  Mesabi Trust commenced the arbitration proceeding through the American Arbitration Association.  Mesabi Trust seeks damages and declaratory relief relating to the Operator’s idling of Northshore’s operations from May 2022 to April 2023 and underpayment of royalties on intercompany shipments from 2023 through the present.

Forward-Looking Statements

This press release contains certain forward-looking statements which statements are intended to be made under the safe harbor protections of the Private Securities Litigation Reform Act of 1995, as amended.  The length of the idling of Northshore operations could differ materially from current expectations due to inherent risks and uncertainties such as general adverse business and industry economic trends, uncertainties arising from war, terrorist events, recession, potential future impacts of tariffs and other global events, higher or lower customer demand for steel and iron ore, decisions by mine operators regarding curtailments or idling of production lines or entire plants, announcements and implementation of trade tariffs, environmental compliance uncertainties, difficulties in obtaining and renewing necessary operating permits, higher imports of steel and iron ore substitutes, processing difficulties, consolidation and restructuring in the domestic steel market, and other factors. Although the Mesabi Trustees believe that any such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties, which could cause actual results to differ materially. Additional information concerning these and other risks and uncertainties is contained in the Trust’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2025. Mesabi Trust undertakes no obligation to publicly update or revise any of the forward-looking statements made herein to reflect events or circumstances after the date hereof.

Contact:

Mesabi Trust SHR Unit

Deutsche Bank Trust Company Americas

904-271-2520